UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 13, 2026

Proficient Auto Logistics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42035	93-1869180
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

12276 San Jose Blvd., Suite 426

Jacksonville, FL 32223

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 506-7918

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PAL	Nasdaq Global Market

Item 1.01 Entry into a Material Definitive Agreement

Convertible Note Subscription Agreements

On August 13, 2026, Proficient Auto Logistics, Inc. (the “Company”) completed its previously announced private offering of $75.0 million aggregate principal amount of 5.500% convertible senior notes due 2033 (the “notes”) to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The notes were sold under subscription agreements entered into by the Company as of August 10, 2026 with certain investors (collectively, the “investors”).

The subscription agreements contain a number of representations and warranties made by the Company and the purchasers of the notes solely for the benefit of certain of the parties to the subscription agreements, which in certain cases are subject to specified exceptions and materiality, knowledge and other qualifications contained in the subscription agreements. The subscription agreements also contain certain customary covenants for transactions of this type by the Company and the purchasers of the notes.

The foregoing description of the subscription agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of subscription agreement, which will be filed as an exhibit to an amendment to this Form 8-K or the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Indenture and Notes

The notes were issued pursuant to the Indenture, dated as of August 13, 2026 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (“Trustee”). The notes are the senior, unsecured obligations of the Company and will accrue interest at a rate of 5.500% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2027. The notes will mature on August 15, 2033, unless earlier purchased, redeemed or converted.

Holders may surrender their notes for conversion at any time prior to the close of business on the business day immediately preceding May 15, 2033 only upon satisfaction of one or more of the following conditions: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2026 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock, for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the conversion price of the notes in effect on each applicable trading day; (2) during the five consecutive business-day period following any ten consecutive trading-day period in which the trading price per $1,000 principal amount of the notes for each such trading day is less than 98% of the last reported sale price of the Company’s common stock on such date multiplied by the then-current conversion rate; (3) upon the occurrence of specified corporate events described in the Indenture; or (4) if the Company calls any or all of the notes for redemption, at any time prior to the close of business on the second business day immediately preceding the redemption date. On or after May 15, 2033, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may surrender their notes for conversion at any time, regardless of whether any of the foregoing conditions are satisfied. Upon conversion, the Company will settle conversions by paying or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of common stock, at the Company’s election, as described in the Indenture.

The initial conversion rate for the notes is 153.7870 shares of the Company’s common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $6.50 per share of common stock. The conversion rate will be subject to adjustment upon the occurrence of certain events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or in connection with any redemption of all or a portion of the notes prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its notes in connection with a corporate event or during the related redemption period in certain circumstances described in the Indenture.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at the Company’s option at any time, and from time to time, on or after August 15, 2030 and on or before the 60th scheduled trading day immediately before the maturity date, but only if the last reported sale price per common share exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. In addition, the notes are redeemable, in whole and not in part, at the Company’s option if (i) certain changes in tax law occur; or (ii) the principal amount of the notes outstanding is less than 10% of the aggregate principal amount of notes initially issued, in each case, subject to certain conditions. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” occurs, then, subject to a limited exception, the Company will offer to repurchase the notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The Indenture contains customary terms and covenants and events of default. If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare by written notice 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable.

The foregoing description of the Indenture and the form of note does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which will be filed as an exhibit to an amendment to this Form 8-K or the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026, and the form of note, which is an exhibit to the Indenture.

The notes and the common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

Capped Call Transactions

In connection with the pricing of the notes, the Company entered into privately negotiated capped call transactions (the “capped call transactions”) with certain financial institutions (the “option counterparties”). The capped call transactions cover, initially, the number of shares of the Company’s common stock underlying the notes, subject to anti-dilution adjustments substantially similar to those applicable to the notes. The Company used approximately $9.2 million of the net proceeds from the notes to pay the cost of the capped call transactions.

The capped call transactions generally are expected to reduce potential dilution to the Company’s common stock upon any conversion of the notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price of the capped call transactions. The cap price of the capped call transactions initially will be $8.93 per share of the Company’s common stock, which represents a premium of 75% over the last reported sale price of $5.10 on the Nasdaq exchange on August 11, 2026, and is subject to certain adjustments under the terms of the capped call transactions. Unless terminated early or extended, the capped call transactions are expected to expire over a period of 60 trading days beginning on May 18, 2033.

The capped call transactions are separate transactions, in each case, entered into by the Company with the option counterparties, and are not part of the terms of the notes and will not affect any holder’s rights under the notes. Holders of the notes will not have any rights with respect to the capped call transactions.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the capped call confirmation, the form of which will be filed as an exhibit to an amendment to this Form 8-K or the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 13, 2026, Proficient Services, Inc. (the “Buyer”), a wholly owned subsidiary of the Company, completed its previously announced acquisition of Hansen & Adkins Auto Transport (“H&A”) pursuant to that certain Equity Purchase Agreement (the “Purchase Agreement”), dated August 10, 2026, by and between Proficient Services, Inc., a wholly owned subsidiary of the Company and H&A CN Acquisition, Ltd., Hansen & Adkins Auto Transport, Inc., Hansen & Adkins Auto Logistics, Inc., Royal Truck Leasing, LLC, Hansen & Adkins Canada Ltd., Steven Hansen (“Mr. Hansen”), Louie Adkins, Hansen & Adkins, Inc., Royal Holdco, LLC, The Steven Hansen Separate Property Trust, The Louie Adkins 2024 Trust, and Steven Hansen, in his capacity of the Seller Representative (collectively, the “Sellers”).

Pursuant to the terms of the Purchase Agreement, at the effective time of the acquisition, the Buyer paid an upfront purchase price of approximately $130 million, including assumed debt of approximately $75 million. Of the approximately $55 million remaining, 421,354 shares of common stock of the Company were issued to Mr. Hansen (the “Acquisition Shares”) and approximately $52 million was paid in cash (subject to customary post-closing adjustments (each as set forth in the Purchase Agreement)). The terms of the Purchase Agreement also provide for potential earnout payments of up to approximately $22.1 million, of which $2 million would be payable in shares of common stock to Mr. Hansen (the “Earnout Consideration”) with the remainder payable in cash. The cash consideration was funded by available cash resources and borrowings under the Company’s credit facilities.

The foregoing summary and description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which will be filed as an exhibit to an amendment to this Form 8-K or the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Securities Convertible or Exercisable into Equity Securities.

The information set forth in Items 1.01 and 2.01, to the extent required by Item 3.02, is incorporated by reference into this Item 3.02 by reference.

The Company offered and sold the notes to the investors in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the investors in the Subscription Agreements. The shares of common stock issuable upon conversion of the notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The offer and sale of the Acquisition Shares pursuant to the Purchase Agreement were made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Acquisition Shares were not registered under the Securities Act or any state securities laws and may not be reoffered or resold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The issuance and sale of the Acquisition Shares did not involve a public offering and were made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 7.01. Regulation FD Disclosure.

On August 14, 2026, the Company issued a press release announcing the completion of the acquisition of H&A. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.2 and incorporated by reference herein.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On August 12, 2026, the Company issued a press release announcing the pricing of the offering of the notes. As required by Rule 135c under the Securities Act, a copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release of Proficient Auto Logistics, Inc., dated August 11, 2026, announcing the pricing of the offering of the Company’s convertible senior notes due 2033.
99.2	Press release of Proficient Auto Logistics, Inc., dated August 14, 2026, announcing the completion of the acquisition of Hansen & Adkins Auto Transport.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2026

Proficient Auto Logistics, Inc.

By:	/s/ Brad Wright
Brad Wright
Chief Financial Officer and Secretary